EXHIBIT 10.1

COVIDIEN LTD.

2007 STOCK AND INCENTIVE PLAN

(EFFECTIVE AS OF JUNE 29, 2007)

ARTICLE I

PURPOSE

1.1    Purpose.    The purposes of this Covidien Ltd. 2007 Stock and Incentive Plan (the “Plan”) are to promote the interests of Covidien Ltd. (and any successor thereto) by (i) aiding in the recruitment and retention of Directors and Employees, (ii) providing incentives to Directors and Employees by means of performance-related incentives to achieve short-term and long-term performance goals, (iii) providing Directors and Employees with an opportunity to participate in the growth and financial success of the Company, and (iv) promoting the growth and success of the Company’s business by aligning the financial interests of Directors and Employees with that of the other stockholders of the Company. Toward these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long Term Performance Awards and Other Stock-Based Awards.

1.2    Effective Date; Shareholder Approval.    The Plan is effective as of the date of the Separation, as defined below.  The Plan was approved by the Board of Directors of Covidien Ltd. on June 1, 2007 and by Tyco International Ltd., as the Company’s sole shareholder on June 13, 2007.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms have the following meanings, unless another definition is clearly indicated by particular usage and context:

“ Acquired Company ” means any business, corporation or other entity acquired by the Company or any Subsidiary.

“ Acquired Grantee ” means the grantee of a stock-based award of an Acquired Company and may include a current or former Director of an Acquired Company.

“ Annual Performance Bonus ” means an Award of cash or Shares granted under Section 4.4 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures.

“ Award ” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Certificate. Awards granted under the Plan may consist of:

(a)    “ Stock Options ” awarded pursuant to Section 4.3;

(b)    “ Stock Appreciation Rights ” awarded pursuant to Section 4.3;

(c)    “ Annual Performance Bonuses ” awarded pursuant to Section 4.4;

(d)    “ Long Term Performance Awards ” awarded pursuant to Section 4.5;

(e)    “ Other Stock-Based Awards ” awarded pursuant to Section 4.6;

(f)    “ Director Awards ” awarded pursuant to Section 4.7; and

(g)    “ Substitute Awards ” awarded pursuant to Section 4.8.

“ Award Certificate ” means the document issued, either in writing or an electronic medium, by the Committee or its designee to a Participant evidencing the grant of an Award and which contains, in the same or accompanying document, the terms and conditions applicable to such Award.

“ Board ” means the Board of Directors of the Company.

“ Cause ” means misconduct that is willfully or wantonly harmful to the Company or any of its Subsidiaries, monetarily or otherwise including, without limitation, conduct that violates the Company’s Code of Ethical Conduct.

“ Change in Control ” means the first to occur of any of the following events:

(a)    any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act, excluding for this purpose, (i) the Company or any Subsidiary or (ii) any employee benefit plan of the Company or any Subsidiary (or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(b)    persons who, as of the Effective Date constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a Director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(c)    consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

provided, however, that if and to the extent that any provision of this Plan or an Award Certificate applicable to a Long Term Performance Award, a Restricted Unit Award or a Deferred Stock Unit Award would cause a payment of deferred compensation that is subject to Code Section 409A(a)(2) to be made upon the occurrence of a “Change in Control,” then such payment shall not be made unless such “Change in Control” satisfies the requirements of Code Section 409A(a)(2)(A)(v) and applicable regulations and rulings thereunder.

“ Change in Control Termination ” means a Participant’s involuntary termination of employment that occurs during the twelve (12) month period immediately following a Change in Control.  For this purpose, a Participant’s involuntary termination of employment includes only the following:

(a)                            termination of the Participant’s employment by the Company for any reason other than for Cause, Disability or death;

(b)                           termination of the Participant’s employment by the Participant after one of the following events, provided that the Participant’s termination of employment occurs within sixty (60) days after the occurrence of any such event:

(i)             the Company (1) assigns or causes to be assigned to the Participant duties inconsistent in any material respect with his or her position as in effect immediately prior to the Change in Control; (2) makes or causes to be made any material adverse change in the Participant’s position (including titles and reporting relationships and level), authority, duties or responsibilities; or (3) takes or causes to be taken any other action which, in the reasonable judgment of the Participant, would cause him or her to violate his or her ethical or professional obligations (after written notice of such judgment has been provided by the Participant to the Company and the Company has been given a 15-day period within which to cure such action), or which results in a significant diminution in such position, authority, duties or responsibilities; or

(ii)          the Company, without the Participant’s consent, (1) requires the Participant to relocate to a principal place of employment more than fifty (50) miles from his or her existing place of employment; or (2) reduces the Participant’s base salary, annual bonus, or retirement, welfare, stock incentive, perquisite (if any) and other benefits taken as a whole.

“ Code ” means the United States Internal Revenue Code of 1986, as amended.

“ Committee ” means the Compensation and Human Resources Committee of the Board or any successor committee or other committee to which the Compensation and Human Resources Committee delegates its authority under this Plan.  The Compensation and Human Resources Committee is comprised solely of nonemployee directors within the meaning of Rule 16b-3(b)(3) of the Exchange Act and two or more persons who are outside directors within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable regulations.

“ Common Stock ” means the common stock of the Company, $0.20 (U.S.) par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 5.3 of the Plan.

“ Company ” means Covidien Ltd., a Bermuda company, or any successor thereto.

“ Deferred Stock Unit ” means a Unit granted under Section 4.6 or 4.7 to acquire Shares upon Termination of Directorship or Termination of Employment, subject to any restrictions that the Committee, in its discretion, may determine.

“ Director ” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

“ Disabled ” or “ Disability ” means the inability of the Director or Employee to perform the material duties pertaining to such Director’s directorship or such Employee’s employment due to a physical or mental injury, infirmity or incapacity for 180 days (including weekends and holidays) in any 365-day period. The existence or nonexistence of a Disability shall be determined by an independent physician selected by the Company and reasonably acceptable to the Director or Employee.    Notwithstanding the above, if and to the extent that any provision of this Plan or an Award Certificate applicable to a Long Term Performance Award, a Restricted Unit Award or a Deferred Stock Unit Award would cause a payment of deferred compensation that is subject to Code Section 409A(a)(2) to be made upon the occurrence of a “Disability” or upon a person becoming “Disabled,” then such payment shall not be made unless such “Disability” or condition of being “Disabled” satisfies the requirements of Code Section 409A(a)(2)(C) and applicable regulations and rulings thereunder.

“ Dividend Equivalent ” means an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

“ Effective Date ” means the date of Separation, as defined below.

“ Employee ” means any individual who performs services as an officer or employee of the Company or a Subsidiary.

“ Exchange Act ” means the United States Securities Exchange Act of 1934, as amended.

“ Exercise Price ” means the price of a Share, as fixed by the Committee, which may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

“ Fair Market Value ” of a Share means, solely with respect to Awards issued as part of the Founders Grant, the volume weighted average price of a Share as reported on the New York Stock Exchange during the first day of trading of Common Stock after Separation and, with respect to all other grants issued thereafter or for other purposes as provided for in the Plan, the closing sales price on the New York Stock Exchange of a Share on the trading day of the grant or on the date as of which the determination of Fair Market Value is being made or, if no sale is reported for such day, on the next preceding day on which a sale of Shares is reported.   Notwithstanding anything to the contrary herein, the Fair Market Value of a Share will in no event be determined to be less than par value.

“ Fair Market Value Stock Option ” means a Stock Option the Exercise Price of which is fixed by the Committee at a price equal to the Fair Market Value of a Share on the date of grant.

“ Founders Grant ” means the grant of an Award made in connection with, and solely as a result of, the Separation.

“ GAAP ” means United States generally accepted accounting principles.

“ Incentive Stock Option ” means a Stock Option granted under Section 4.3 of the Plan that meets the requirements of Section 422 of the Code and any related regulations and is designated in the Award Certificate to be an Incentive Stock Option.

“ Key Employee ” means an Employee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

“ Long-Term Performance Award ” means an Award granted under Section 4.5 of the Plan that is paid solely on account of the attainment of a specified performance target in relation to one or more Performance Measures or other performance criteria as selected in the sole discretion of the Committee.

“ Non-Employee Director ” means any member of the Board, elected or appointed, who is not otherwise an Employee of the Company or a Subsidiary. An individual who is elected to the Board at an annual meeting of the stockholders of the Company will be deemed to be a member of the Board as of the date of such meeting.

“ Nonqualified Stock Option ” means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.

“ Normal Retirement ” means Termination of Employment on or after a Participant has attained age 60, provided that the sum of the Participant’s age and years of service with the Company or a Subsidiary is 70 or higher.

“ Other Stock-Based Award ” means an Award granted under Section 4.6 of the Plan and denominated in Shares.

“ Participant ” means a Director, Employee or Acquired Grantee who has been granted an Award under the Plan.

“ Performance Cycle ” means, with respect to any Award that vests based on Performance Measures, the period of 12 months or longer over which the level of performance will be assessed. The first Performance Cycle under the Plan will begin on such date as is set by the Committee, in its sole discretion.

“ Performance Measure ” means, with respect to any Annual Performance Bonus or Long Term Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company during a Performance Cycle.  The Committee may select as the Performance Measure any operating and maintenance expense targets or financial goals as interpreted by the Committee, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured during the Performance Cycle including, but not limited to the following criteria: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction.

“ Performance Unit ” means a Long Term Performance Award denominated in dollar Units.

“ Plan ” means the Covidien Ltd.  2007 Stock and Incentive Plan, as it may be amended from time to time.

“ Premium-Priced Stock Option ” means a Stock Option the Exercise Price of which is fixed by the Committee at a price that exceeds the Fair Market Value of a Share on the date of grant.

“ Reporting Person ” means a Director or an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“ Restricted Stock ” means Shares issued pursuant to Section 4.6 that are subject to any restrictions that the Committee, in its discretion, may impose.

“ Restricted Unit ” means a Unit granted under Section 4.6 to acquire Shares or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

“ Securities Act ” means the United States Securities Act of 1933, as amended.

“ Separation ” means the effective date of the separation of Tyco International Ltd. into three separate, publicly traded companies, one for each of (i) the healthcare business, which shall be owned and conducted, directly or indirectly, by the Company, (ii) the electronics business, which shall be owned and conducted, directly or indirectly, by Tyco Electronics, Ltd. and (iii) the fire and security and engineered products and services business, which shall be owned and conducted, directly or indirectly, by Tyco International Ltd. as consummated by the dividend distribution of Company shares to the Tyco International Ltd. shareholders of record on the distribution date.

“ Share ” means a share of Common Stock.

“ Stock Appreciation Right ” means a right granted under Section 4.3 of the Plan of an amount in cash or Shares equal to any difference between the Fair Market Value of the Shares as of the date on which the right is exercisedand the Exercise Price.

“ Stock Option ” means a right granted under Section 4.3 of the Plan to purchase from the Company a stated number of Shares at a specified price. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

“ Subsidiary ” means a subsidiary company (wherever incorporated) of the Company, as defined by Section 86 of the Companies Act 1981 of Bermuda, as amended.

“ Target Amount ” means the amount of Performance Units that will be paid if the Performance Measure is fully

(100%) attained, as determined in the sole discretion of the Committee.

“ Target Vesting Percentage ” means the percentage of performance-based Restricted Units or Shares of Restricted Stock that will vest if the Performance Measure is fully (100%) attained, as determined in the sole discretion of by the Committee.

“ Termination of Directorship ” means the date of cessation of a Director’s membership on the Board for any reason, with or without Cause, as determined in the sole discretion of  the Committee, provided however that if the Director is a member of the Committee, such determination shall be made by the full Board (excluding such Director).

“ Termination of Employment ” means the date of cessation of an Employee’s employment relationship with the Company or a Subsidiary for any reason, with or without Cause, as determined  in the sole discretion of the Company.

“ Unit ” means, for purposes of Performance Units, the potential right to an Award equal to a specified amount denominated in such form as is deemed appropriate in the discretion of the Committee and, for purposes of Restricted Units or Deferred Stock Units, the potential right to acquire one Share.

ARTICLE III

ADMINISTRATION

       3.1    Committee.    The Plan will be administered by the Committee.

       3.2    Authority of the Committee.    The Committee or, to the extent required by applicable law, the Board will have the authority, in its sole and absolute discretion and subject to the terms of the Plan, to:

(a)  Interpret and administer the Plan and any instrument or agreement relating to the Plan;

(b)  Prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan;

(c)  Select Employees to receive Awards under the Plan;

(d)  Determine the form of an Award, the number of Shares subject to each Award, all the terms and conditions of an Award, including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options, and the circumstances under which an Award may be settled in cash or Shares or may be cancelled, forfeited or suspended, and the terms of each Award Certificate;

(e)  Determine whether Awards will be granted singly, in combination or in tandem;

(f)  Establish and interpret Performance Measures (or, as applicable, other performance criteria) in connection with Annual Performance Bonuses and Long Term Performance Awards, evaluate the level of performance over a Performance Cycle and certify the level of performance attained with respect to Performance Measures (or other performance criteria, as applicable);

(g)  Waive or amend any terms, conditions, restriction or limitation on an Award, except that the prohibition on the repricing of Stock Options and Stock Appreciation Rights, as described in Section 4.3(g), may not be waived;

(h)  Make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan as may be appropriate pursuant to Section 5.3;

(i)  Determine under which circumstances Awards may be deferred and the extent to which a deferral will be credited with Dividend Equivalents and interest thereon;

(j)  Determine whether a Nonqualified Stock Option or Restricted Share may be transferable to family members, a family trust or a family partnership;

(k)  Establish any subplans and make any modifications to the Plan, without amending the Plan, or to Awards made hereunder (including the establishment of terms and conditions in the Award Certificate not otherwise inconsistent with the terms of the Plan) that the Committee may determine to be necessary or advisable for grants made in countries outside the United States to comply with, or to achieve favorable tax treatment under, applicable foreign laws or regulations or tax policies or customs;

(l)  Appoint such agents as it shall deem appropriate for proper administration of the Plan; and

(m)  Take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.3    Effect of Determinations.    All determinations of the Committee will be final, binding and conclusive on all persons having an interest in the Plan.

3.4    Delegation of Authority.    The Board or, if permitted under applicable corporate law, the Committee, in its discretion and consistent with applicable law and regulations, may delegate to a committee or an officer or group of officers, as it deems to be advisable, the authority to select Employees to receive an Award and to determine the number of Shares under any such Award, subject to any terms and conditions that the Board or the Committee may establish. When the Board or the Committee delegates authority pursuant to the foregoing sentence, it will limit, in its discretion, the number of Shares that may be subject to Awards that the delegate may grant. Only the Committee will have authority to grant and administer Awards to Directors, Key Employees and other Reporting Persons or to delegates of the Committee, and to establish and certify Performance Measures.

3.5    Employment of Advisors.    The Committee may employ attorneys, consultants, accountants and other advisors, and the Committee, the Company and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

3.6    No Liability.    No member of the Committee or any person acting as a delegate of the Committee with respect to the Plan will be liable for any losses resulting from any action, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE IV

AWARDS

4.1    Eligibility.    All Participants and Employees are eligible to be designated to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

4.2    Form of Awards.    Awards will be in the form determined by the Committee, in its discretion, and will be evidenced by an Award Certificate. Awards may be granted singly or in combination or in tandem with other Awards.

4.3    Stock Options and Stock Appreciation Rights.    The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Employees whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Certificate, subject to the provisions below:

(a)    Form.    Stock Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate, be in the form of Incentive Stock Options, Nonqualified Stock Options or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each will be clearly identified, and they will be deemed to have been granted in separate grants. In no event will the exercise of one Award affect the right to exercise the other Award. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously granted Nonqualified Stock Options.

(b)    Exercise Price.    The Committee will set the Exercise Price of Fair Market Value Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. The Committee will set the Exercise Price of Premium-Priced Stock Options at a price that is higher than the Fair Market Value of a Share as of the date of grant, provided that such price is no higher than 150 percent of such Fair Market Value. The Exercise Price of Incentive Stock Options will be equal to or greater than 110 percent of the Fair Market Value of a Share as of the date of grant if the Participant receiving the Stock Options owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option will equal the Exercise Price of the related Stock Option. The Committee will set forth the Exercise Price of a Stock Option or Stock Appreciation Right in the Award Certificate or accompanying documentation. Stock Options granted under the Plan will, at the discretion of the Committee and as set forth in the Award Certificate or accompanying documentation, be Fair Market Value Stock Options, Premium-Priced Stock Options or a combination of Fair Market Value Stock Options and Premium-Priced Stock Options.

(c)    Term and Timing of Exercise.    Each Stock Option or Stock Appreciation Right granted under the Plan will be exercisable in whole or in part, subject to the following conditions, unless determined otherwise by the Committee:

(i)    A Stock Option or Stock Appreciation Right will become exercisable at such times and in such manner as determined by the Committee and set forth in the applicable Award Certificate.

(ii)    Unless the applicable Award Certificate provides otherwise, upon the death, Disability or Normal Retirement (except as otherwise provided below) of a Participant who has outstanding Stock Options or Stock Appreciation Rights, the unvested Stock Options or Stock Appreciation Rights will fully vest. Unless the applicable Award Certificate provides otherwise, the Participant’s Stock Options and Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three (3) years after the date on which the Participant dies, incurs a Disability or retires due to Normal Retirement.  Upon a Participant’s Normal Retirement at any time after the Separation, such Participant shall not be entitled to full vesting of Stock Options or Stock Appreciation Rights issued as the Founders Grant unless such Normal Retirement occurs at least twelve (12) months after the grant date of such Founders Grant.

(iii)    Unless the applicable Award Certificate provides otherwise, upon the Termination of Employment of a Participant for any reason other than the Participant’s death, Disability, Normal Retirement or a Change in Control Termination, if the Participant has attained age 55 and the sum of the Participant’s age and years of service with the Company or a Subsidiary is 60 or higher, a pro rata portion of the Participant’s Stock Options and Stock Appreciation Rights will vest so that the total number of vested Stock Options or Stock Appreciation Rights held by the Participant at Termination of Employment (including those that have already vested as of such date) will be equal to the total number of Stock Options or Stock Appreciation Rights originally granted to the Participant under each Award multiplied by a fraction, the numerator of which is the period of time (in whole months) that have elapsed since the date of grant, and the denominator of which is the number of months set forth in the applicable Award Certificate that is required to attain full vesting.  Unless the Award Certificate provides otherwise, such Participant’s Stock Options and Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three (3) years after the date of Termination of Employment.

(iv)  Unless the applicable Award Certificate provides otherwise, upon the Termination of Employment of a Participant that does not meet the requirements of paragraphs (ii) or (iii) above, any unvested Stock Options or Stock Appreciation Rights will be forfeited. Unless the applicable Award Certificate provides otherwise, any Stock Options or Stock Appreciation Rights that are vested as of such Termination of Employment will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is ninety (90) days after the date of such Termination of Employment.

(v)  Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock

Appreciation Rights by the Participant’s will or by operation of law. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(vi)  A Stock Appreciation Right granted in tandem with a Stock Option is subject to the same terms and conditions as the related Stock Option and will be exercisable only to the extent that the related Stock Option is exercisable.

(d)    Payment of Exercise Price.    The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Stock certificates will be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. The Committee, in its discretion may also allow payment to be made by any of the following methods, as set forth in the applicable Award Certificate:

(i)    Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver to the Company, within the typical settlement cycle for the sale of equity securities on the relevant trading market (or otherwise in accordance with the provisions of Regulation T issued by the Federal Reserve Board), the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid;

(ii)    Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six (6) months, subject to paragraph (iv), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid, provided that the Board has specifically approved the repurchase of such Shares (unless such approval is not required by the terms of the bye-laws of the Company) and the Committee has determined that, as of the date of repurchase, the Company is, and after the repurchase will continue to be, able to pay its liabilities as they become due; or

(iii)    Provided such payment method has been expressly authorized by the Board or the Committee in advance and subject to any requirements of applicable law and regulations, instructing the Company to reduce the number of Shares that would otherwise be issued by such number of Shares as have in the aggregate a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid.

(iv)    The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to clause (ii).

(e)    Incentive Stock Options.    Incentive Stock Options granted under the Plan will be subject to the following additional conditions, limitations and restrictions:

(i)    Eligibility.    Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary that is a subsidiary or parent corporation of the Company within the meaning of Section 424 of the Code.

(ii)    Timing of Grant.    No Incentive Stock Option will be granted under the Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s stockholders.

(iii)    Amount of Award.    Subject to Section 5.3 of the Plan, no more than 10 million Shares may be available for grant in the form of Incentive Stock Options. The aggregate Fair Market Value (as of the date of grant) of the Shares with respect to which the Incentive Stock Options awarded to any Employee first become exercisable during any calendar year may not exceed $100,000 (U.S.). For purposes of this $100,000 (U.S.) limit, the Employee’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 (U.S.) limit, the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes.

(iv)    Timing of Exercise.    If the Committee exercises its discretion in the Award Certificate to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option will afterwards be treated as a Nonqualified Stock Option for all purposes. For purposes of this paragraph (iv), an Employee’s employment relationship will be treated as continuing intact while the Employee is on military leave, sick leave or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee’s right to reemployment with the Company or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the 91st day of the leave.

(v)    Transfer Restrictions.    In no event will the Committee permit an Incentive Stock Option to be transferred by an Employee other than by will or the laws of descent and distribution, and any Incentive Stock Option awarded under this Plan will be exercisable only by the Employee during the Employee’s lifetime.

(f)    Exercise of Stock Appreciation Rights.    Upon exercise of a Participant’s Stock Appreciation Rights, the Company will pay cash or Shares or a combination of cash and Shares, in the discretion of the Committee and as described in the Award Certificate. Cash payments will be equal to the excess of the Fair Market Value of a Share on the date of exercise (or, if the Committee shall so determine, any date during a specified period before or after the date of exercise) over the Exercise Price, for each Share for which a Stock Appreciation Right was exercised. If Shares are paid for the Stock Appreciation Right, the Participant will receive a number of whole Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise. The Committee may make payments after exercise in a lump sum or defer full payment by annual installments or otherwise.

(g)    No Repricing.    Except as otherwise provided in Section 5.3, in no event will the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards without first obtaining the approval of the holders of a majority of the Shares who are present in person or by proxy at a meeting of the Company’s stockholders and entitled to vote.

       4.4    Annual Performance Bonuses.    The Committee may grant Annual Performance Bonuses under the Plan in the form of cash or Shares to the Reporting Persons that the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

(a)    Performance Cycles.    Annual Performance Bonuses will be awarded in connection with a twelve (12) month Performance Cycle, which will be the fiscal year of the Company.

(b)    Eligible Participants.    Within ninety (90) days after the commencement of a Performance Cycle, the Committee will determine the Reporting Persons who will be eligible to receive an Annual Performance Bonus under the Plan.

(c)    Performance Measures; Targets; Award Criteria.

(i)    Within ninety (90) days after the commencement of a Performance Cycle, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) the

Target Amount payable to each Participant; and (C) subject to subsection (d) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Annual Performance Bonus will be paid and the percentage of the Target Amount that will become payable upon attainment of various levels of performance that equal or exceed the minimum required level.

(ii)   The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

(iii)  The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount payable to any Key Employee with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the amount payable under any Annual Performance Bonus of another Key Employee.

(d)    Payment, Certification.    No Annual Performance Bonus will vest with respect to any Reporting Person until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. In applying Performance Measures, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Section 5.3 and the cumulative effect of changes in the law, regulations or accounting rules), and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(e)    Form of Payment.    Annual Performance Bonuses will be paid in cash or Shares.  All such Performance Bonuses shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Performance Bonuses are no longer subject to a substantial risk of forfeiture (as determined for purposes of Section 409A of the Code), except to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement.

(f)    Section 162(m) of the Code.    It is the intent of the Company that Annual Performance Bonuses be “performance-based compensation” for purposes of Section 162(m) of the Code, that this Section 4.4 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Annual Performance Bonuses. If any provision of this Plan or any Annual Performance Bonus would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(g)    Acceleration.    Each Participant who is eligible to receive an Annual Performance Bonus with respect to a Performance Cycle during which a Change of Control occurs will be deemed to have achieved a level of performance, as of the date of Change in Control, that would cause all (100%) of the Participant’s Target Amount to become payable at such times and in such manner as determined in the sole discretion of the Committee.

       4.5    Long Term Performance Awards.    The Committee may grant Long Term Performance Awards under the Plan in the form of Performance Units, Restricted Units or Restricted Stock to any Employee who the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Certificate, subject to the provisions below:

(a)    Performance Cycles.    Long Term Performance Awards will be awarded in connection with a Performance Cycle, as determined by the Committee in its discretion, provided, however, that a Performance Cycle may be no shorter than twelve (12) months and no longer than five (5) years.

(b)    Eligible Participants.    Within ninety (90) days after the commencement of a Performance Cycle, the Committee will determine the Employees who will be eligible to receive a Long Term Performance Award for the Performance Cycle, provided that the Committee may determine the eligibility of any Employee other than a Key Employee after the expiration of this ninety (90) day period.

(c)    Performance Measures; Targets; Award Criteria.

(i)    Within ninety (90) days after the commencement of a Performance Cycle, the Committee will fix and establish in writing (A) the Performance Measures that will apply to that Performance Cycle; (B) with respect to Performance Units, the Target Amount payable to each Participant; (C) with respect to Restricted Units and Restricted Stock, the Target Vesting Percentage for each Participant; and (D) subject to subsection (d) below, the criteria for computing the amount that will be paid or will vest with respect to each level of attained performance. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Long Term Performance Award will be paid or vest, and the percentage of Performance Units that will become payable and the percentage of performance-based Restricted Units or Shares of Restricted Stock that will vest upon attainment of various levels of performance that equal or exceed the minimum required level.

(ii)   The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or Subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

(iii)  The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Long Term Performance Awards payable to any Key Employee with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the dollar amount or number of Shares payable under any Long Term Performance Award of another Key Employee.

(iv)   With respect to Employees who are not Key Employees, the Committee may establish, in its discretion, performance criteria other than the Performance Measures that will be applicable for the Performance Cycle.

(d)    Payment, Certification.    No Long Term Performance Award will vest with respect to any Employee until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Measures. Long Term Performance Awards awarded to Participants who are not Key Employees will be based on the Performance Measures, or other applicable performance criteria, and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Measures, or other performance criteria, and formulas may be the same as or different than the Performance Measures and formulas that apply to Key Employees.

       In applying Performance Measures, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed in Section 5.3 and the cumulative effect of changes in the law, regulations or accounting rules, and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(e)    Form of Payment.    Long Term Performance Awards in the form of Performance Units may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the applicable Award Certificate. Performance-based Restricted Units and Restricted Stock will be paid in full Shares. Payment with respect to any fractional Share will be in cash in an amount based on the Fair Market Value of the Share as of the date the Performance Unit becomes payable.

(f)    Section 162(m) of the Code.    It is the intent of the Company that Long Term Performance Awards made to Key Employees be “performance-based compensation” for purposes of Section 162(m) of the Code, that this Section 4.5 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code and related regulations with respect to Long Term Performance awards made to Key Employees, and that the Plan be operated so that the Company may take a full tax deduction for Long Term Performance Awards. If any provision of this Plan or any Long Term Performance Award would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(g)    Retirement.    If a Participant would be entitled to a Long Term Performance Award but for the fact that the Participant’s employment with the Company terminated prior to the end of the Performance Cycle, the Participant may, in the Committee’s discretion, receive a Long Term Performance Award, pro rated for the portion of the Performance Cycle that the Participant completed and payable at the same time after the end of the Performance Cycle that payments to other Long Term Performance Award recipients are made, if the sum of the Participant’s age and years of service with the Company was sixty (60) or higher at the time of Termination of Employment or if the Participant retired under a Normal Retirement.

       4.6    Other Stock-Based Awards.    The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Rights, Annual Performance Bonuses or Long Term Performance Awards) to any Employee who the Committee may from time to time select, which Awards consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other forms, Restricted Stock, Restricted Units, or Deferred Stock Units. The Committee will determine, in its discretion, the terms and conditions that will apply to Awards granted pursuant to this Section 4.6, which terms and conditions will be set forth in the applicable Award Certificate.

(a)    Vesting.    Restrictions on Other Stock-Based Awards granted under this Section 4.6 will lapse at such times and in such manner as determined by the Committee and set forth in the applicable Award Certificate. If the restrictions on Other Stock-Based Awards have not lapsed or been satisfied as of the Participant’s Termination of Employment, the Shares will be forfeited by the Participant if the termination is for any reason other than the Normal Retirement (except for the Founders Grant, as provided below), death or Disability of the Participant or a Change in Control Termination, except that the Award will vest pro rata with respect to the portion of the vesting term set forth in the applicable Award Certificate, that the Participant has completed if the Participant has attained age 55 and the sum of the Participant’s age and years of service with the Company is 60 or higher. All restrictions on Other Stock-Based Awards granted pursuant to this Section 4.6 will lapse upon the Normal Retirement (except for the Founders Grant, as provided below), death or Disability of the Participant or a Change in Control Termination.  Upon a Participant’s Normal Retirement at any time after the Separation, such Participant shall not be entitled to full vesting of any Other Stock-Based Awards issued as the Founders Grant unless such Normal Retirement occurs at least twelve (12) months after the grant date of Founders Grant.

(b)    Grant of Restricted Stock.    The Committee may grant Restricted Stock to any Employee, which Shares will be registered in the name of the Participant and held for the Participant by the Company.  The Participant will have all rights of a stockholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and will be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the restrictions are satisfied or lapse.

(c)    Grant of Restricted Units.    The Committee may grant Restricted Units to any Employee, which Units will be paid in cash or whole Shares or a combination of cash and Shares, in the discretion of the Committee, when the restrictions on the Units lapse and any other conditions set forth in the Award Certificate have been satisfied. For each Restricted Unit that vests, one Share will be paid or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests.

(d)    Grant of Deferred Stock Units.    The Committee may grant Deferred Stock Units to any Employee, which Units will be paid in whole Shares upon the Employee’s Termination of Employment if the restrictions on the Units have lapsed. One Share will be paid for each Deferred Stock Unit that becomes payable.

(e)    Dividends and Dividend Equivalents.    At the discretion of the Committee, dividends issued on Shares may be paid immediately or withheld and deferred in the Participant’s account. In the event of a payment of dividends on Common Stock, the Committee may credit Restricted Units with Dividend Equivalents in accordance with terms and conditions established in the discretion of the Committee. Dividend Equivalents will be subject to such vesting terms as is determined by the Committee and may be distributed immediately or withheld and deferred in the Participant’s account as determined by the Committee and set forth in the applicable Award Certificate. Deferred Stock Units may, in the discretion of the Committee and as set forth in the Award Certificate, be credited with Dividend Equivalents or additional Deferred Stock Units. The number of any Deferred Stock Units credited to a Participant’s account upon the payment of a dividend will be equal to the quotient produced by dividing the cash value of the dividend by the Fair Market Value of one Share as of the date the dividend is paid.

The Committee will determine any terms and conditions on deferral of a dividend or Dividend Equivalent, including the rate of interest to be credited on deferral and whether interest will be compounded.

4.7    Director Awards.

(a)   As of the first day of each fiscal year of the Company (or upon a Director’s commencement of service as a Director), the Committee will grant Deferred Stock Units to each Director in such an amount as the Board, in its discretion, may approve in advance. Each such Deferred Stock Unit will vest as determined by the Committee and set forth in the Award Certificate and will be paid in Shares within thirty (30) days following the recipient’s Termination of Directorship. Dividend Equivalents or additional Deferred Stock Units will be credited to each Director’s account when dividends are paid on Common Stock to the shareholders, and will be paid to the Director at the same time that the Deferred Stock Units are paid to the Director.

(b)   The Committee may, in its discretion, grant Stock Options, Stock Appreciation Rights and Other Stock-Based Awards to Directors.

4.8    Substitute Awards.    The Committee may make Awards under the Plan to Acquired Grantees through the assumption of, or in substitution for, outstanding stock-based awards previously granted to such Acquired Grantees. Such assumed or substituted Awards will be subject to the terms and conditions of the original awards made by the Acquired Company, with such adjustments therein as the Committee considers appropriate to give effect to the relevant provisions of any agreement for the acquisition of the Acquired Company. Any grant of Incentive Stock Options pursuant to this Section 4.8 will be made in accordance with Section 424 of the Code and any final regulations published thereunder.

4.9    Limit on Individual Grants.    Subject to Sections 5.1 and 5.3, no Employee may be granted more than six (6) million Shares over any calendar year pursuant to Awards of Stock Options, Stock Appreciation Rights and performance-based Restricted Stock and Restricted Units, except that an incentive Award of no more than ten (10) million Shares may be made pursuant to Stock Options, Stock Appreciation Rights and performance-based Restricted Stock and Restricted Units to any person who has been hired within the calendar year as a Key Employee. The maximum amount that may be paid in cash or Shares pursuant to Annual Performance Bonuses or Long Term Performance Awards paid in Performance Units to any one Employee is $15 million (U.S.) for any Performance Cycle of twelve (12) months. For any longer Performance Cycle, this maximum will be adjusted proportionally.

4.10    Termination for Cause.    Notwithstanding anything to the contrary herein, if a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then all Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long Term Performance Awards, Restricted Units, Restricted Stock and Other Stock-Based Awards will immediately be cancelled. The exercise of any Stock Option or Stock Appreciation Right or the payment of any Award may be delayed, in the Committee’s discretion, in the event that a potential termination for Cause is pending.  If a Participant incurs a Termination of Directorship or Termination of Employment for Cause, then the Participant will be required to deliver to the Company (i) Shares (or, in the discretion of the Committee, cash) equal in value to the amount of any profit the Participant realized upon the exercise of an Option or Stock Appreciate Right during the twelve (12) month period occurring immediately prior to the Participant’s Termination of Directorship or Termination of Employment for Cause; and (ii) the number of Shares (or, in the discretion of the Committee, the cash value of Shares) the Participant received for Other Stock Based Awards (including Restricted Stock, Restricted Units and Deferred Stock Units) that vested during the period specified in (i) above.  If, after a Participant’s Termination of Directorship or Termination of Employment, the Committee determines in its sole discretion that while the Participant was a Company or Subsidiary employee or a Director, such Participant engaged in activity that would have been grounds for a Termination of Directorship or Termination of Employment for Cause, then the Company will immediately cancel all Stock Options, Stock Appreciation Rights, Annual Performance Bonuses, Long Term Performance Awards, Restricted Units, Restricted Stock and Other Stock-Based Awards and the Participant will be required to deliver to the Company (A) Shares (or, in the discretion of the Committee, cash) equal in value to the amount of any profit the Participant realized upon the exercise of an Option or Stock Appreciate Right during the period that begins twelve (12) months immediately prior to the Participant’s Termination of Directorship or Termination of Employment and ends on the date of the Committee’s determination that the Participant’s conduct would have constituted grounds for a Termination of Directorship or Termination of Employment for Cause; and (B) the number of Shares (or, in the discretion of the Committee, the cash value of said shares) the Participant received for Other Stock Based Awards (including Restricted Stock, Restricted Units and Deferred Stock Units) that vested during the period specified in (A) above.

ARTICLE V

SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.1    Shares Available.    The Shares issuable under the Plan will be authorized but unissued Shares, and, to the extent permissible under applicable law, Shares acquired by the Company, any Subsidiary or any other person or entity designated by the Company. The total number of Shares with respect to which Awards may be issued under the Plan may equal, but may not exceed, five percent (5%) of the Shares outstanding as of the Effective Date, and subject to adjustment in accordance with Section 5.3; provided that when Shares are issued pursuant to a grant of Restricted Stock, Restricted Units, Deferred Stock Units, Performance Units or as payment of an Annual Performance Bonus or Other Stock-Based Award, the total number of Shares remaining available for grant will be decreased by a margin of at least 1.8 per Share issued. No more than 10 million Shares of the total Shares issuable under the Plan may be available for grant in the form of Incentive Stock Options.

5.2    Counting Rules.    The following Shares related to Awards under this Plan may again be available for issuance under the Plan, in addition to the Shares described in Section 5.1:

(a)   Shares related to Awards paid in cash;

(b)   Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares;

(c)   Shares that are tendered or withheld in payment of all or part of the Exercise Price of a Stock Option awarded under this Plan, or in satisfaction of withholding tax obligations arising under this Plan;

(d)   Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of an Acquired Company by the Company or a combination of the Company with another company; and

(e)   Any Shares of Restricted Stock that are returned to the Company upon a Participant’s Termination of Employment or, if applicable, a Director’s Termination of Directorship.

5.3    Adjustments.    In the event of a change in the outstanding Shares by reason of a stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities or similar corporate transaction or event, the Committee shall make an appropriate adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan .  Any adjustment made by the Committee under this Section 5.3 will be conclusive and binding for all purposes under the Plan.

5.4    Change in Control.

(a)    Acceleration.    Unless the applicable Award Certificate provides otherwise, (i) all outstanding Stock Options and Stock Appreciation Rights will become exercisable as of the effective date of a Participant’s Change in Control Termination if the Awards are not otherwise vested, and all conditions will be waived with respect to outstanding Restricted Stock and Restricted Units (other than Long Term Performance Awards) and Deferred Stock Units and (ii) each Participant who has been granted a Long Term Performance Award that is outstanding as of the date of such Participant’s Change in Control Termination will be deemed to have achieved a level of performance, as of the Change in Control Termination, that would cause all (100%) of the Participant’s Target Amounts to become payable and all restrictions on the Participant’s performance-based Restricted Units and Shares of Restricted Stock to lapse.  Unless the Committee determines otherwise in its discretion (either when an Award is granted or any time thereafter), in the event that Awards outstanding as of the date of a Change in Control that are payable in shares of Company Common Stock will not be substituted with comparable awards payable or redeemable in shares of publicly-traded stock after the Change in Control, each such outstanding Award (A) will become fully vested (at target, where applicable) immediately prior to the Change in Control and (B) each such Award that is a Stock Option will be settled in cash, without the Participant’s consent, for an amount equal to the amount that could have been attained upon the exercise of such Award immediately prior to the Change in Control had such Award been exercisable or payable at such time.

(b)    Permissive Actions.  In addition to the actions described in Section 5.4(a)(A) and (B), in the event of a Change in Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of Participants: (i) the Committee may determine that outstanding Stock Options and Stock Appreciation Rights shall be fully vested and exercisable and restrictions on Restricted Stock, Restricted Units, Deferred Stock Units and Other Stock-Based Awards shall lapse as of the date of the Change in Control or such other time (prior to a Participant’s Change in Control Termination) as the Committee determines; (ii) the Committee may require that a Participant surrender his or her outstanding Stock Options and Stock Appreciation Rights in exchange for one or more payments by the Company, in cash or Common Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Stock Options and Stock Appreciation Rights exceeds the Exercise Price, if any, and on such terms as the Committee determines; (iii) after giving Participants an opportunity to exercise any outstanding Stock Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Stock Options and Stock Appreciation Rights at such time as the Committee deems appropriate; (iv) the Committee may determine that Annual Performance Bonuses and/or Long Term Performance Awards will be paid out at their target level, in cash or Common Stock as determined by the Committee; or (v) the Committee may determine that Awards that remain outstanding after the Change in Control shall be converted to similar grants of, or assumed by, the surviving corporation (or a parent or subsidiary of the surviving corporation or successor).  Such acceleration, surrender, termination, settlement, payment or conversion shall take place as of the date of the Change in Control or such other date as the Committee determines.  The Committee may specify how an Award will be treated in the event of a Change in Control either when the Award is granted or at any time thereafter.

5.5    Fractional Shares.    No fractional Shares will be issued under the Plan.  Except as otherwise provided in Section 4.5(e) and unless otherwise provided by the Committee, if a Participant acquires the right to receive a fractional Share under the Plan, the Participant will receive, in lieu of the fractional Share, a full Share as of the date of settlement.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1    Amendment.    The Plan may be amended at any time and from time to time by the Board or authorized Board committee without the approval of stockholders of the Company, except that no material revision to the terms of the Plan will be effective until the amendment is approved by the stockholders of the Company. A revision is “material” for this purpose if, among other changes, it materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan), expands the types of Awards available under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, materially decreases the Exercise Price at which Stock Options or Stock Appreciation Rights may be granted, reduces the Exercise Price of outstanding Stock Options or Stock Appreciation Rights, or results in the replacement of outstanding Stock Options and Stock Appreciation Rights with new Awards that have an Exercise Price that is lower than the Exercise Price of the replaced Stock Options and Stock Appreciation Rights. No amendment of the Plan made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award.

6.2    Termination.    The Plan will terminate upon the earlier of the following dates or events to occur:

(a)    the adoption of a resolution of the Board terminating the Plan; or

(b)    the day before the tenth (10th) anniversary of the adoption of the Plan by the Company’s shareholder as described in Section 1.2.

No Awards will be granted under this Plan after it has terminated. The termination of the Plan, however, will not alter or impair any of the rights or obligations of any person under any Award previously granted under the Plan without such person’s consent. After the termination of the Plan, any previously granted Awards will remain in effect and will continue to be governed by the terms of the Plan and the applicable Award Certificate.

ARTICLE VII

GENERAL PROVISIONS

7.1    Nontransferability of Awards.    No Award under the Plan will be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons will otherwise acquire any rights therein, except as provided below.

(a)    Any Award may be transferred by will or by the laws of descent or distribution.

(b)    The Committee may provide in the applicable Award Certificate that all or any part of a Nonqualified Stock Option or Shares of Restricted Stock may, subject to the prior written consent of the Committee, be transferred  to a family member.  For purposes of this subsection (b), “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

Any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Certificate. The Participant or the Participant’s estate will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to this subsection (b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to this subsection (b). No transfer will be effective until the Committee consents to the transfer in writing.

(c)    Except as otherwise provided in the applicable Award Certificate, any Nonqualified Stock Option transferred by a Participant pursuant to subsection (b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. The transfer of Shares upon exercise of the Award will be conditioned on the payment of any withholding tax.

(d)    Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered, provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act, or pursuant to an effective registration for resale under the Securities Act. For purposes of this subsection (d), “affiliate” will have the meaning assigned to that term under Rule 144.

(e)    In no event may a Participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.

7.2    Withholding of Taxes.    The Committee, in its discretion, may require the satisfaction of a Participant’s tax withholding obligations by any of the following methods or any method as it determines to be in accordance with the laws of the jurisdiction in which the Participant resides, has domicile or performs services.

(a)    Stock Options and Stock Appreciation Rights.    As a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d).

(b)    Other Awards Payable in Shares.    The Participant shall satisfy the Participant’s tax withholding obligations arising in connection with the release of restrictions on Restricted Units, Restricted Stock and Other Stock-Based Awards by payment to the Company in cash or by certified check, bank draft, wire transfer or postal or express money order, provided that the format is approved by the Company or a designated third-party administrator. However, subject to any requirements of applicable law, the Company may also satisfy the Participant’s tax withholding obligations by other methods, including selling or withholding Shares that would otherwise be available for delivery, provided that the Board or the Committee has specifically approved such payment method in advance.

(c)    Cash Awards.    The Company may satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

7.3    Special Forfeiture Provision.    The Committee may, in its discretion, provide in an Award Certificate that the Participant may not, within two (2) years after the Participant’s Termination of Employment, enter into any employment or consultation arrangement (including service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in any business in which the Company or any Subsidiary is engaged without prior written approval of the Committee if, in the sole judgment of the Committee, the business is competitive with the Company or any Subsidiary or business unit or such employment or consultation arrangement would present a risk that the Participant would likely disclose Company proprietary information (as determined in the sole discretion of the Committee). If the Committee makes a determination that this prohibition has been violated, unless the Award Certificate otherwise provides, the Participant (i) will forfeit all rights under any outstanding Stock Option or Stock Appreciation Right that was granted subject to the Award Certificate and will return to the Company the amount of any profit realized upon an exercise of all Awards during the period, as the Committee determines and sets forth in the Award Certificate, beginning no earlier than twelve (12) months prior to the Participant’s Termination of Employment, and (ii) will forfeit and return to the Company any Annual Performance Bonuses, Performance Units, Shares of Restricted Stock, Restricted Units (including any credited Dividend Equivalents), Deferred Stock Units, and Other Stock-Based Awards that are outstanding on the date of the Participant’s Termination of Employment, subject to the Award Certificate, and have not vested or that became vested and remain subject to this Section 7.3 during a period, as the Committee determines and sets forth in the Award Certificate, beginning no earlier than twelve (12) months prior to the Participant’s Termination of Employment.

7.4    No Implied Rights.    The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, will not be construed as conferring any legal or other right upon any Director for any continuation of directorship or any Employee for the continuation of employment through the end of any Performance Cycle or other period. The Company expressly reserves the right, which may be exercised at any time and in the Company’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan.

7.5    No Obligation to Exercise Awards.    The grant of a Stock Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award.

7.6    No Rights as Stockholders.    A Participant who is granted an Award under the Plan will have no rights as a stockholder of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant’s name and (other than in the case of Restricted Stock) delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

7.7    Indemnification of Committee.    The Company will indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or an authorized delegate of the Committee.

7.8    No Required Segregation of Assets.    Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

7.9    Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services for the Company or a Subsidiary. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation for purposes of any other employee benefit plan of the Company or a Subsidiary, except as the Committee otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or a Subsidiary or any predecessor or successor of the Company or a Subsidiary.

7.10    Securities Law Compliance.    Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of this Plan or any grant of an Award would otherwise frustrate or conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

7.11  Coordination with Other Plans.  If this Plan provides a level of benefits with respect to Awards that differs from the level of benefits provided under the Covidien Ltd. Severance Plan for U.S. Officers and Executives, the Covidien Ltd. Change in Control Severance Plan for Certain U.S. Officers and Executives or any other plan or any agreement between the Participant and Company or Subsidiary that directly addresses the treatment of any Awards, then the terms of the plan or agreement that provides for the more favorable benefit to the Participant shall govern.

      7.12   Section 409A Compliance.    To the extent the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Certificate evidencing such Award will incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and the Award Certificate will be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and/or the applicable Award Certificate or adopt policies and procedures or take any other action or actions, including an action or amendment with retroactive effect, that the Committee determines is necessary or appropriate to (i) exempt the Award from the application of Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code.

7.13    Governing Law, Severability.    The Plan and all determinations made and actions taken under the Plan will be governed by the law of Bermuda and construed accordingly. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability will not affect any other parts of the Plan, which parts will remain in full force and effect.